Exhibit (c)(iv)

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[LOGO]

American Bancorp, Inc.

American Bank & Trust
Opelousas, LA

Jonathan W. Briggs
December 10, 2003

Presentation Objective

•                  Advise the Board on valuation theory and the process of determining the value of the common stock of the Company.

•                  Provide a range of Fair Value of the common stock of the Company.

Standards of Value

•                              Fair Market Value

Represents the value at which a willing seller and a willing buyer, both having knowledge of the relevant facts about the business, could reasonably conduct a transaction, neither party acting under a compulsion to do so.

•                              Fair Value

With respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable

Levels of Value

Aquisition Value
Control
Whole Institution Value

Add: Control Premium		Less: Minority Discount

“As if freely traded” Value
Marketable, Minority
Public Market for Stock

Less: Lack of
Marketability Discount

Closely or Privately Held Stock
Nonmarketable, Minority
No Public Market

Value Determination

•                  Estimate of Value

•                  Establishes a range of value

•                  Used primarily for transactions, fairness opinions, etc.

•                  Opinion of Value

•                  Concludes a point within the range of value

•                  Used when a specific value is necessary, such as estate tax situations, ESOPs, etc.

Methods of Determining Value

•                  Market Method

•                  Actual Transactions of Company Stock

•                  Comparison to Publicly-Traded Comparable Companies

•                  Comparison to Whole Company Acquisitions

•                  Investment Method

•                  Present Value of Stream of Dividends and Terminal Value

•                  Capitalization of Historical Earnings

•                  Net Asset Method

•                  Net Value of Assets - Liabilities (Liquidation value)

Actual Transactions

•                  Treasury Stock Transactions

•                  9 transactions in last 18 months

•                  497 shares

•                  Prices between $79 & $89 per share

•                  Price set @ 75% of book value

•                  OTC Transactions

•                  1,600 shares traded in last 18 months

•                  Prices between $90 and $150 per share

•                  Most recent trade 10/15/03 @ $146 per share

Comparison to Publicly-Traded Comparable Companies

Publicly-Traded Peer Financial Comparison

	Ticker	State	Fin. Date	Assets	Loans	Deposits	Leverage Ratio (%)	NPA/ Assets(%)	ROAA (%)	ROAE (%)	NIM (%)	Efficiency Ratio (%)
				($000)	($000)	($000)
BancorpSouth, Inc.	BXS	MS	9/30/03	10,185,547	6,203,698	8,424,422	7.64	0.59	1.25	15.38	3.87	60.31
Hancock Holding Company	HBHC	MS	9/30/03	4,142,520	2,312,820	3,400,791	9.13	0.59	1.32	12.37	4.47	57.74
Hibernia Corporation	HIB	LA	9/30/03	17,565,429	12,297,697	13,542,676	8.67	0.42	1.44	14.86	4.24	53.70
IBERIABANK Corporation	IBKC	LA	9/30/03	2,082,897	1,384,593	1,588,480	6.17	0.33	1.21	13.12	4.02	53.20
Trustmark Corporation	TRMK	MS	9/30/03	7,633,104	4,949,724	4,996,953	7.49	0.48	1.63	17.46	4.26	54.24
Whitney Holding Corporation	WTNY	LA	9/30/03	7,310,341	4,641,051	5,964,257	10.21	0.50	1.40	12.29	4.51	60.17
Britton & Koontz Capital Corporation	BKBK	MS	9/30/03	352,889	203,145	234,630	8.24	0.94	0.53	5.73	4.28	71.87
Citizens Holding Company	CIZ	MS	9/30/03	571,897	340,758	460,762	8.59	0.86	1.22	11.90	4.41	53.84
First M & F Corporation	FMFC	MS	9/30/03	1,072,003	765,658	808,651	8.86	0.68	1.03	9.81	4.13	63.08
MidSouth Bancorp, Inc.	MSL	LA	9/30/03	419,880	243,835	374,084	7.16	0.34	1.51	20.38	5.38	65.75
NBC Capital Corporation	NBY	MS	9/30/03	1,039,780	578,646	786,425	10.30	0.39	1.27	12.21	3.67	61.07
Peoples Financial Corporation	PFBX	MS	9/30/03	579,022	279,866	386,847	14.35	1.53	0.77	5.27	3.85	71.17
Peoples Holding Company	PHC	MS	9/30/03	1,377,202	842,155	1,138,311	9.46	0.68	1.30	13.16	4.34	61.78

Median				1,377,202	842,155	1,138,311	8.67	0.59	1.27	12.37	4.26	60.31

American Bank & Trust Company				97,436	39,186	82,107	14.51	0.41	1.07	7.33	4.29	71.48

Publicly-Traded Peer Pricing Comparison

	Ticker	State	Shares Outstanding	Book Value/ Share ($)	Tangible BVPS ($)	EPS ($)	Dividend/ Share ($)	12/5/2003 Price ($)	Price/ BVPS (%)	P / Tang. BVPS (%)	Price/ EPS	Price/ Assets (%)	Price/ Deposits (%)
BancorpSouth, Inc.	BXS	MS	77,959,972	10.96	9.90	1.65	0.72	24.10	219.89	243.43	14.61	18.45	22.30
Hancock Holding Company	HBHC	MS	15,261,000	25.63	22.03	3.29	0.92	56.68	221.15	257.29	17.23	20.88	25.44
Hibernia Corporation	HIB	LA	155,222,357	11.25	9.80	1.63	0.72	22.88	203.38	233.47	14.04	20.22	26.22
IBERIABANK Corporation	IBKC	LA	6,724,309	28.35	18.71	3.60	0.96	55.93	197.28	298.93	15.54	18.06	23.68
Trustmark Corporation	TRMK	MS	58,519,206	11.66	9.63	1.97	0.76	28.58	245.11	296.78	14.51	21.91	33.47
Whitney Holding Corporation	WTNY	LA	40,354,170	20.59	18.26	2.51	1.32	39.50	191.84	216.32	15.74	21.80	26.73
Britton & Koontz Capital Corporation	BKBK	MS	2,113,087	14.24	13.71	0.83	0.64	17.33	121.70	126.40	20.88	10.38	15.61
Citizens Holding Company	CIZ	MS	4,974,578	11.08	9.77	1.33	0.60	19.00	171.48	194.47	14.29	16.53	20.51
First M & F Corporation	FMFC	MS	4,586,964	24.06	20.39	2.34	1.00	35.17	146.18	172.49	15.03	15.05	19.95
MidSouth Bancorp, Inc.	MSL	LA	3,185,049	9.73	9.41	1.87	0.24	31.11	319.73	330.61	16.64	23.60	26.49
NBC Capital Corporation	NBY	MS	8,171,811	13.42	13.07	1.66	0.96	26.39	196.65	201.91	15.90	20.74	27.42
Peoples Financial Corporation	PFBX	MS	5,558,699	14.94	14.94	0.78	0.30	16.66	111.51	111.51	21.36	15.99	23.94
Peoples Holding Company	PHC	MS	8,208,585	16.53	15.80	2.20	0.80	32.67	197.64	206.77	14.85	19.47	23.56

Median									197.28	216.32	15.54	19.47	23.94

American Bank & Trust Company			115,987	$121.89	$121.89	$8.74	$2.76

Value Indication by Comparison to Publicly-Traded Peer Group

Value Indication by Comparison to Public Peer Group

	Multiple	Relevant Factor	Value Indication	Weight
Price / Earnings	15.54	1,014,000	15,753,617	40%
Price / Tangible Book *	169.50%	14,138,000	23,964,351	20%
Price / Assets	19.47%	97,436,000	18,973,141	20%
Price / Deposits	23.94%	82,107,000	19,655,727	20%
Dividend Yield	2.84%	320,000	11,254,400	0%
				100%

Value Indication			$18,820,090
Shares Outstanding			115,987
Value Indication Per Share			$162.26

Comparison to Whole Institution Transactions

Process:

•                  Determine the pricing multiples of acquisitions of comparable companies

•                  Apply multiples to relevant bank data

Transaction Set:

•                  22 transactions announced between 12/6/02 and 12/5/03

•                  Assets between $50 million and $250 million

•                  Leverage ratio between 9% and 20%

•                  ROAA between 0.5% and 1.5%

Value Indication by Comparison to Merger Peer Group

Value Indication by Comparison to Merger Peer Group

Number of Transactions	22

	Multiple	Relevant Factor	Value Indication	Weight
Price / Earnings	21.08	1,014,000	21,375,120	40%
Price / Tangible Book	185.68%	14,138,000	26,251,438	20%
Price / Assets	19.81%	97,436,000	19,302,072	10%
Price / Deposits	23.16%	82,107,000	19,015,981	10%
Premium / Core Deposits	13.21%	73,287,000	23,819,213	20%
				100%

Value Indication			$22,395,984
Shares Outstanding			115,987
Value Indication Per Share			$193.09

Investment Method

Discounted Cash Flow:

•                  Project earnings and dividends for five years

•                  Project terminal value in five years

•                  Discount at appropriate rate to calculate present value of cash flows

Assumptions:

•                  Asset and deposit growth based on past growth

•                  Net Income $1.2 million in 2004, $1.4 million in 2005

•                  ROAA constant 1.35% thereafter

•                  Core deposits constant 90%

•                  Dividend payout rate 70%

•                  Terminal value assumes cash merger in year 5

Projections

1998Y	1999Y	2000Y	2001Y	2002Y	2003Y	2004Y	2005Y	2006Y	2007Y	2008Y
73,632	80,232	82,749	92,041	99,653	97,570	101,741	105,911	110,082	114,253	118,423
69,115	76,932	81,491	87,395	95,847	98,612	99,655	103,826	107,997	112,167	116,338
63,850	70,467	71,345	78,711	84,842	82,887	86,112	89,337	92,562	95,787	99,012
9,409	9,468	11,044	12,236	13,577	14,227	14,587	15,007	15,445	15,899	16,370
—	—	—	—	—
9,409	9,468	11,044	12,236	13,577	14,227	14,587	15,007	15,445	15,899	16,370
1,017	1,099	1,217	1,149	1,290	1,000	1,200	1,402	1,458	1,514	1,571
216	230	214	321	350	350	840	981	1,021	1,060	1,099
4,007	4,618	5,179	7,210	8,122	8,289	8,611	8,934	9,256	9,579	9,901

21.2%	20.9%	17.6%	27.9%	27.1%	35.0%	70.0%	70.0%	70.0%	70.0%	70.0%
93.7%	93.4%	92.7%	90.8%	90.4%	90.0%	90.0%	90.0%	90.0%	90.0%	90.0%
1.47%	1.43%	1.49%	1.31%	1.35%	1.01%	1.20%	1.35%	1.35%	1.35%	1.35%
12.78%	11.80%	13.35%	13.29%	13.62%	14.58%	14.34%	14.17%	14.03%	13.92%	13.82%

Terminal Value

Value Indication by Comparison to Merger Peer Group - 5 Years Out

Number of Transactions	22

	Multiple	Relevant Factor	Value Indication	Weight
Price / Earnings	21.08	1,570,564	33,107,483	40%
Price / Tangible Book	185.68%	16,370,329	30,396,427	20%
Price / Assets	19.81%	118,423,387	23,459,673	10%
Price / Deposits	23.16%	99,012,434	22,931,280	10%
Premium / Core Deposits	13.21%	89,111,190	28,141,917	20%
				100%
Value Indication			$29,589,757
Shares Outstanding			115,987
Value Indication Per Share			$255.11

Discount Rate

Ibbotson Build Up Method

December 2003

Riskless Rate	4.34%	11/28/03 10Yr CMT
Equity Risk Premium	7.40%	Ibbotson
Industry Risk Premium	-1.30%	Ibbotson
Size Premium	3.30%	Ibbotson
Specific Company Premium	0.00%	location, economic concentration
Cost of Equity Estimate	13.74%

Discounted Cash Flow

Yr	Discount Rate 13.74%	Dividends FV	Dividends PV	Sale FV	Sale PV

1	87.92%	840	739
2	77.30%	981	758
3	67.96%	1,021	694
4	59.75%	1,060	633
5	52.53%	1,099	578	29,590
Present Value			3,401		15,544
Sum of Present Values					18,946

Shares Outstanding			115,987	Per Share	$163.34

Adjustments

•                  Control Premium/Minority Discount

•                  Lack of Marketability Discount

•                  Blockage Discount

•                  Key Man Discount

Control/Minority

Owner of a controlling interest enjoys rights that a minority owner does not.

•                  Appoint or change management

•                  Appoint board members

•                  Set operational and strategic policy

•                  Acquire business assets

•                  Consummate mergers

•                  Declare dividends

•                  Change articles and by-laws

Control Premium

Compare acquisition prices of publicly-traded companies with pre-announcement market price.

•                  71 transaction announced in last 12 months

•                  Median control premium —25.29%

Lack of Marketability

Marketability-“the ability to convert the business ownership interest to cash quickly”

Marketability discount studies:

•                  Restricted stock studies

•                  Pre-IPO studies

•                  Quantitative approaches

•                  Discounts range between 10% - 50%+

Summary

Valuation Methods Summary

Valuation Method	Method Results Before Adjustments	Result Type Discount (Premium)	Indicated Whole Bank Value Before Adjustments	Entity Level Marketability Discount (Premium)	Indicated Whole Bank Value After Adjustments	Whole Bank Value per Share	Subject Level Minority Discount (Premium)	Subject Level Marketability Discount (Premium)	Fair Value per Share	Book Multiple	Earnings Multiple
Book Value	14,138,000		14,138,000		14,138,000	121.89				1.00	13.94
Comparable Sales - Whole Bank	22,395,984		22,395,984	30.00%	15,677,188	135.16	0.00%	0.00%	135.16	1.11	15.46
Public Company Multiples	18,820,090	-25.29%	23,579,691	30.00%	16,505,784	142.31		0.00%	142.31	1.17	16.28
Discounted Future Returns	18,945,886	-25.29%	23,737,301	30.00%	16,616,111	143.26		0.00%	143.26	1.18	16.39

								Fair Market Value per Share	Book Multiple	Earnings Multiple	Dividend Yield
Total Shares Outstanding (fully diluted)	115,987						Average	140.24	1.15	16.04	1.97%
Trailing 12 Month Earnings	1,014,000						Maximum	143.26	1.18	16.39	1.93%
Trailing 12 Month Dividend	320,000						Minimum	135.16	1.11	15.46	2.04%
EPS	8.74
Trailing 12 Month Dividend / Share	2.76

Range of Fair Value

Price per Share	$135	$143
Price / Earnings	15.44	16.36
Price / Book Value	111%	117%